Exhibit 10.1

VERRA MOBILITY CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(For Non-U.S. Participants)

Verra Mobility Corporation, a Delaware corporation (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Verra Mobility Corporation 2018 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	Employee ID:
Date of Grant:
Total Number of Units:	(each a “Unit”), subject to adjustment as provided by the Restricted Stock Units Agreement.
Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the date on which a Unit becomes a Vested Unit.
Vesting Start Date:
Vested Units:

Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) shall cumulatively increase on each respective date set forth below by the Vested Percentage set forth opposite such date, as follows::

	Vesting Date	Vested Percentage
	Prior to first anniversary of Vesting Start Date	0%
	On first anniversary of Vesting Start Date (the “Initial Vesting Date”)	25%
	2nd anniversary of Vesting Start Date	25%
	3rd anniversary of Vesting Start Date	25%
	4th anniversary of Vesting Start Date	25%
Superseding Agreement:	None.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

VERRA MOBILITY CORPORATION		PARTICIPANT

By:
	[officer name]	Signature
[officer title]
Date
Address:
Address:
ATTACHMENTS:		2018 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus

VERRA MOBILITY CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

(For Non-U.S. Participants)

Verra Mobility Corporation, a Delaware corporation (the “Company”) has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement.  The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Verra Mobility Corporation 2018 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.Definitions and Construction.

1.1Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee.  All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.The Award.

3.1Grant of Units.  On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 9.  Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

3.2No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.Vesting of Units.

Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice.  For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

5.Company Reacquisition Right.

5.1Grant of Company Reacquisition Right.  Except to the extent otherwise provided by the Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments.  Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be.  For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

6.Settlement of the Award.

6.1Issuance of Shares of Stock.  Subject to the provisions of Section 6.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock.  The Settlement Date with respect to a Unit shall be the date on which such Unit becomes a Vested Unit  as provided by the Grant Notice (an “Original Settlement Date”); provided, however, that if the tax withholding obligations of a Participating Company, if any, will not be satisfied by the share withholding method described in Section 7.3 and the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company, then the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following calendar year of the Original Settlement Date.  Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Trading Compliance Policy.

6.2Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice.  Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.4Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Award.

7.Tax Withholding.

7.1In General.  Regardless of any action taken by the Company or any other Participating Company with respect to any or all income tax, social insurance, National Insurance Contributions, payroll tax, payment on account or other tax-related withholding obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends and (the “Tax Obligations”), the Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations and (b) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Participant’s liability for Tax Obligations.  The Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company and any other Participating Company at the time such Tax Obligations arise.  In this regard, the Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by each Participating Company which arise in connection with the Award.  The Company shall have no obligation to process the settlement of the Award or to deliver shares until the Tax Obligations as described in this Section have been satisfied by the Participant.

7.2Assignment of Sale Proceeds.  Subject to compliance with applicable law, including local law, and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Tax Obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to a Participating Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.

7.3Withholding in Shares.  If permissible under applicable law, including local law, the Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

8.Effect of Change in Control.

In the event of a Change in Control, the Award shall be treated as set forth in Section 13 of the Plan.

9.Adjustments for Changes in Capital Structure.

The Award shall be subject to and treated as set forth in Section 4.3 of the Plan.

10.Rights as a Stockholder.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.

11.Service and Employment Conditions.

In accepting the Award, the Participant acknowledges, understands and agrees that:

(a)Any notice period mandated under local law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under local law.  Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b)The vesting of the Award shall cease upon, and no Units shall become Vested Units following, the Participant’s termination of Service for any reason except as may be explicitly provided by the Plan or this Agreement.

(c)The Plan is established voluntarily by the Company.  It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(d)The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(e)All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(f)The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of with any Participating Company to terminate the Participant’s Service at any time, with or without cause.

(g)The Participant is voluntarily participating in the Plan.

(h)The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.

(i)The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(j)In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any other Participating Company.

(k)The future value of the underlying shares is unknown and cannot be predicted with certainty.  If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.

(l)No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of local law) and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise.  If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

12.Data Privacy.

The following provisions shall only apply to the Participant if he or she resides outside the US, the EU, EEA, and UK:

(a)The Participant voluntarily consents to the collection, use, disclosure and transfer to the United States and other jurisdictions, in electronic or other form, of his or her personal data as described in this Agreement and any other award materials (“Data”) by and among, as applicable, the Participating Company Group for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan. If the Participant does not choose to participate in the Plan, his or her employment status or service with the Participating Company Group will not be adversely affected.

(b)The Participant understands that the Participating Company Group may collect, maintain, process and disclose, certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all equity awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering and, managing the Plan.

(c)The Participant understands that Data will be transferred to one or more service provider(s) selected by the Company, which may assist the Company with the implementation, administration and management of the Plan.  The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different, including less stringent, data privacy laws and protections than his or her country.  The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The

Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.

(d)The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan, including to maintain records regarding participation.  The Participant understands that if he or she resides in certain jurisdictions, to the extent required by applicable law, he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these Units, in any case without cost, by contacting in writing his or her local human resources representative.  Further, the Participant understands that he or she is providing these consents on a purely voluntary basis.  If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a service provider with the Participating Company Group  will not be adversely affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her Units under the Plan or administer or maintain Units.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain the Units).  The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.

The following provisions shall only apply to the Participant if he or she resides in the EU, EEA, UK, or EU privacy laws are otherwise applicable:

(a)Data Collected and Purposes of Collection.  The Participant understands that the Company, acting as controller, as well as the employing Participating Company, will process, to the extent permissible under applicable law, certain personal information about the Participant, including name, home address and telephone number, information necessary to process the Units (e.g., mailing address for a check payment or bank account wire transfer information), date of birth, social insurance number or other identification number, salary, nationality, job title, employment location, details of all Units granted, canceled, vested, unvested or outstanding in the Participant’s favor, and where applicable service termination date and reason for termination, any capital shares or directorships held in the Company (where needed for legal or tax compliance), and any other information necessary to process mandatory tax withholding and reporting (all such personal information is referred to as “Data”).  The Data is collected from the Participant, and from the Participating Company Group, for the purpose of implementing, administering and managing the Plan pursuant to its terms.  The legal bases (that is, the legal justification) for processing the Data is that it is necessary to perform, administer and manage the Plan and in Company’s legitimate interests, which means the Company is using the relevant Data to conduct and develop its business activities, subject to the Participant’s interest and fundamental rights. The Data must be provided in order for the Participant to participate in the Plan and for the parties to this Agreement to perform their respective obligations thereunder.  If the Participant does not provide Data, he or she will not be able to participate in the Plan and become a party to this Agreement.

(b)Transfers and Retention of Data.  The Participant understands that the Data will be transferred to and among the Participating Company Group, as well as service providers (such as stock administration providers, brokers, transfer agents, accounting firms, payroll processing firms or tax firms), for the purposes explained above.  The Participant understands that the recipients of the Data may be located in the United States and in other jurisdictions outside of the European Economic Area where we or our service providers have operations.  The United States and some of these other jurisdictions have not been found by the European Commission to have adequate data protection safeguards. If the Participating Company Group transfer Data outside of the European Economic Area, we will take steps as required and recognized by the European Commission to provide adequate safeguards for the transferred Data. The Participant has a right to obtain details of the mechanism(s) under which the Participant’s Data is transferred outside of the European Economic Area, or the United Kingdom, which the Participant may exercise by contacting                       .

(c)The Participant’s Rights in Respect of Data.  The Participant has the right to access the Participant’s Data being processed by the Company as well as understand why Company is processing such Data.  Additionally, subject to applicable law, the Participant is entitled to have any inadequate, incomplete or incorrect Data corrected (that is, rectified).  Further, subject to applicable law, the Participant may be entitled to the following rights in regard to his or her Data:  (i) to object to the processing of Data; (ii) to have his or her Data erased, under certain circumstances, such as where it is no longer necessary in relation to the purposes for which it was processed; (iii) to restrict the processing of the Participant’s Data so that it is stored but not actively processed (e.g., while the Company assesses whether the Participant is entitled to have Data erased) under certain circumstances; (iv) to port a copy of the Data provided pursuant to this Agreement or generated by the Participant, in a common machine-readable format; and (v) to obtain a copy of the appropriate safeguards under which Data is transferred to a third country or international organization. To exercise his or her rights, the Participant may contact the applicable human resources representative. The Participant may also contact the relevant data protection supervisory authority, as he or she has the right to lodge a complaint.

13.Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

14.Compliance with Section 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance.  In connection with effecting such compliance with Section 409A, the following shall apply:

14.1Separation from Service; Required Delay in Payment to Specified Employee.  Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations.  Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

14.2Other Changes in Time of Payment.  Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

14.3Amendments to Comply with Section 409A; Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant.  The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

14.4Advice of Independent Tax Advisor.  The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award.  The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

15.Miscellaneous Provisions.

15.1Termination or Amendment.  The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A.  No amendment or addition to this Agreement shall be effective unless in writing.

15.2Nontransferability of the Award.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

15.3Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

15.4Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

15.5Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)Description of Electronic Delivery and Signature.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.  Any and all such documents and notices may be electronically signed.

(b)Consent to Electronic Delivery and Signature.  The Participant acknowledges that the Participant has read Section 15.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 15.5(a).  The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility.  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 15.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 15.5(a).

15.6Country-Specific Terms and Conditions.  Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in Appendix A to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement.  Moreover, if the Participant relocates to one of the countries included in Appendix A, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Agreement.

15.7Foreign Exchange / Exchange Control.  The Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable foreign exchange or exchange control laws in connection with the issuance, delivery or sale of the shares of Stock pursuant to the Award and that the Participant shall be responsible for any associated compliance or reporting of inbound international fund transfers required under applicable law.  The Participant is advised to seek appropriate professional advice as to how the foreign exchange or exchange control regulations apply to the Participant’s specific situation.

15.8Language.  If Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to local law.

15.9Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

15.10Applicable Law.  This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

15.11Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

APPENDIX A

VERRA MOBILITY CORPORATION

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNITS AGREEMENT

FOR NON-US PARTICIPANTS

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Award granted to Participant under the Plan if he or she resides in one of the countries listed below.  Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the main body of the Agreement.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2020.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Shares or sells the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working or transfers to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner.  In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant under these circumstances.

FRANCE

Terms and Conditions

Units Not Tax-Qualified. The Unit is not intended to be a tax-qualified or tax-preferred award, including without limitation, under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code.  The Participant is encouraged to consult with a personal tax advisor to understand the tax and social insurance implications of the Unit.

Language Consent. By accepting the Unit, the Participant confirms having read and understood the documents relating to this grant (the Plan and this Agreement) which were provided in English language.  The Participant accepts the terms of those documents accordingly. The Participant confirms that the Participant has a good knowledge of the English language.

En acceptant l’Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui ont été fournis en langue anglaise. Le Bénéficiaire accepte les dispositions de ces documents en connaissance de cause. Etant précisé que le Titulaire a une bonne maîtrise de la langue anglaise.

Notifications

Securities Law Information. The grant of Unit under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in France.

Foreign Asset/Account Reporting Information. The Participant may hold shares of Stock acquired upon vesting/settlement of the Unit, any proceeds resulting from the sale of shares of Stock or any dividends paid on such shares of Stock outside of France, provided the Participant declares all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) with  his or her annual income tax return.  Failure to complete this reporting may trigger penalties for the Participant.

HUNGARY

Notifications

Securities Law Information. The grant of Unit under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Hungary.

The grant of Unit made pursuant to and in compliance with the private placement rules under the Capital Markets Act CXX of 2001.  However, the Company will fill a notification with the Hungarian Financial Supervisory Authority as applicable.

Non-Qualification of Award. The Participant understands that the Unit is not intended to be tax-qualified or preferred under the laws of Hungary

NETHERLANDS

Notifications

Securities Law Information.  The grant of Unit under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in the Netherlands.

Prohibition Against Insider Trading.  The Participant should be aware of the Dutch insider trading rules, which may affect the sale of shares of Stock acquired under this Agreement.  In particular, the Participant may be prohibited from effecting certain share transactions if the Participant has insider information regarding the Company.  Below is a discussion of the applicable restrictions.  The Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her.  If it is uncertain whether the insider rules apply, the Company recommends that the Participant consult with a legal advisor.  The Company cannot be held liable if the Participant violates the Dutch insider trading rules.  The Participant is responsible for ensuring the Participant’s compliance with these rules.

Dutch securities laws prohibit insider trading.  As of 3 July 2016, the European Market Abuse Regulation (MAR), is applicable in the Netherlands.  For further information, the Participant is referred to the website of the Authority for the Financial Markets (AFM): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik.

Given the broad scope of the definition of insider information, certain employees of the Company working at its Dutch Participating Company may have insider information and thus are prohibited from making a transaction in securities in the Netherlands at a time when they have such insider information. By entering into and participating in this Agreement, the Participant acknowledges having read and understood the notification above and acknowledges that it is the Participant’s responsibility to comply with the Dutch insider trading rules, as discussed herein.

SPAIN

Terms and Conditions

Service Conditions.  This provision supplements Section 11 of this Agreement:

In accepting this Unit, the Participant consents to participate in the Plan and acknowledges that he or she has received a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Unit under the Plan to individuals who may be employees of the Company or any Participating Company throughout the world.  The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Participating Company, over and above the specific terms of the Plan.  Consequently, the Participant understands that this Unit is granted on the assumption and condition that this Unit and any shares of Stock acquired upon exercise of this Unit are not part of any employment contract (either with the Company or any Participating Company) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.  In addition, the Participant understands that this Unit would not be granted to the Participant but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of this Unit shall be null and void.

This Unit is a conditional right to shares of Stock and will be forfeited in the case of the Participant’s termination of employment.  This will be the case even if (1) the Participant is considered to be unfairly dismissed without cause (despido improcedente); (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal, whether adjudged or recognized to be with or without cause; (3) the Participant terminates employment due to a change of work location, duties or any other material modification of the terms of employment; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) The Participant’s employment terminates for any other reason whatsoever (including, but not limited to, mutual agreement, resignation, retirement, death, permanent disability, causes included in the employment contract, expiry of the temporary contract, force majeure and under Article 10.3 of the Royal Decree Law 1382/1985).  Consequently, upon termination of the Participant’s employment for any of the reasons set forth above, the Participant will automatically lose any rights to the unvested Unit granted to him or her as of the date of the Participant’s termination of employment, as described in the Plan and this Agreement.

Notifications

Securities Law Information. The grant of Unit under the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation as implemented in Spain.

The Units do not qualify under Spanish Law as securities.  No “offer to the public,” as defined under Spanish Law, has taken place or will take place in the Spanish territory.  Neither the Plan nor this Agreement have been registered with the Comisión Nacional del Mercado de Valores and do not constitute a public offering prospectus.

Exchange Control Information.  The Participant must declare the acquisition and sale of shares of Stock to the Dirección General de Comercio y Inversiones (the “DGCI”) for statistical purposes.  Because the Participant will not acquisition or sell the shares of Stock through the use of a Spanish financial institution, the Participant must make the declaration himself or herself by filing a D-6 form with the DGCI.  Generally, the D-6 form must be filed each January while the shares of Stock are owned as of December 31 of each year; however, if the value of the shares of Stock or the sale proceeds exceed certain designated amount, a declaration must be filed within one month of the acquisition or sale, as applicable.

Foreign Asset/Account Reporting Information.  To the extent that the Participant holds shares of Stock and/or has bank accounts outside Spain with a value in excess of certain designated amount (for each type of asset) as of December 31 each year, the Participant will be required to report information on such assets through tax form 720.  After such shares of Stock and/or accounts are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported shares of Stock or accounts increases by more than certain designated amount.  The Participant should consult his or her personal advisor in this regard. Further, the Participant is required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the shares of Stock held in such accounts if the value of the transactions during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceed certain designated amount.

UNITED KINGDOM

Notifications

Securities Law Information.  Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with this Agreement.  This Agreement and the Unit are exclusively available in the UK to bona fide employees and former employees of the Company or its Affiliate.

Neither this Agreement nor Appendix is an approved prospectus for the purposes of section 85(1) of the Financial Services and Markets Act 2000 (“FSMA”) and no offer of transferable securities to the public (for the purposes of section 102B of FSMA) is being made in connection with the Plan.  The Plan and the Award is exclusively available in the UK to bona fide employees and former employees of the Company or its Affiliate.

Non-Qualification of Award.  The Award is not intended to be tax-qualified or tax- preferred for purposes of UK tax rules.

Tax Consultation.  The Participant understands that he or she may suffer adverse tax consequences as a result of the Participant’s acquisition or disposition of the shares. The Participant represents that he or she will consult with any tax advisors the Participant deems appropriate in connection with the acquisition or disposition of the shares and that the Participant is not relying on the company or any Participating Company for any tax advice.

Prohibition Against Insider Dealing. The Participant should be aware of:

1.	the insider dealing rules of the Regulation (EU) No 596/2014 of the European Parliament and Council (Market Abuse Regulation) which apply in the UK; and
2.	the UK's insider dealing rules under the Criminal Justice Act 1993,

each of which may affect transactions under the Plan such as the acquisition or sale of shares of Stock acquired under the Plan, if the Participant has inside information regarding the Company.  If the Participant is uncertain whether the insider dealing rules apply, the Company recommends that the Participant consults with a legal advisor.  The Company cannot be held liable if the Participant violates the UK's insider dealing rules.  The Participant is responsible for ensuring his or her compliance with these rules.

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End of the Appendix